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                                                                     Exhibit 5.1

                                 August 13, 1998


LJL BioSystems, Inc.
405 Tasman Drive
Sunnyvale, CA  94089

REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about August 13, 1998 in connection with the registration under the Securities Act of 1933, as amended, of a total of 300,000 shares of your Common Stock reserved for issuance under the 1998 Employee Stock Purchase Plan, 2,070,750 shares of your Common Stock reserved for issuance under the 1997 Stock Plan, 150,000 shares of your Common Stock reserved for issuance under the 1998 Directors' Stock Option Plan and 479,250 shares of your Common Stock reserved for issuance under the 1994 Equity Incentive Plan (collectively the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.


                                        Sincerely,

                                        VENTURE LAW GROUP

                                        /s/ Venture Law Group


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